                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant: [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

 ...............................................................................

                              TIB FINANCIAL CORP.
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................

                                 EDWARD V. LETT
                  (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:

         ......................................................................

      2) Aggregate number of securities to which transaction applies:

         ......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         ......................................................................

      4) Proposed maximum aggregate value of transaction:

         ......................................................................

      5) Total fee paid:

1 Set forth the amount on which the filing fee is calculated and state how it was determined:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         ......................................................................

      2) Form, Schedule or Registration Statement No.:

         ......................................................................

      3) Filing Party:

         ......................................................................

      4) Date Filed:

         ......................................................................

                              TIB FINANCIAL CORP.




                                                                 April 18, 2000




TO THE SHAREHOLDERS OF
TIB FINANCIAL CORP.

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of TIB Financial Corp. which will be held at Cheeca Lodge, MM 82, Islamorada, Florida on Tuesday, May 23, 2000 beginning at 3:00 p.m. The social hour begins at 2:00 p.m.

         At the 2000 Annual Meeting you will be asked to consider and vote upon the election of three directors to serve until the Annual Meeting of Shareholders in 2003. Shareholders also will consider and vote upon such other or further business as may properly come before the 2000 Annual Meeting and any adjournment or postponement thereof.

         We hope you can attend the meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed proxy and returning it to American Stock Transfer & Trust Company. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person.

         We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call us at (305) 451-4660, ext. 118.

                                       Sincerely,




                                       James R. Lawson, III
                                       Chairman of the Board

                              TIB FINANCIAL CORP.
                         THE BANK HOLDING COMPANY FOR
                             TIB BANK OF THE KEYS
                                P. O. BOX 2808
                              KEY LARGO, FL 33037
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2000
                               -----------------

To: The Shareholders of TIB Financial Corp.

         The Annual Meeting of Shareholders (the "Annual Meeting") of TIB Financial Corp. (the "Company") will be held at Cheeca Lodge, MM 82, Islamorada, Florida, on Tuesday, May 23, 2000, at 3:00 p.m. for the purpose of acting upon the following matters:

         1. To elect three members to the Board of Directors to serve three-year terms expiring in 2003 (Proposal 1).

         2. To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 2000 (Proposal 2).

         3. To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has set March 31, 2000, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE BY THE INTERNET. IF A SHARE OWNER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                       By Order of the Board of Directors


April 18, 2000                         James R. Lawson, III, Chairman

                              TIB FINANCIAL CORP.
                          THE BANK HOLDING COMPANY FOR
                              TIB BANK OF THE KEYS


                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2000



                         PROXY SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Proxies from the shareholders of TIB Financial Corp. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting").

         The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have the holder's shares voted by Proxy, even if the holder attends the Annual Meeting. Any Proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All properly executed written proxies and all properly completed proxies voted by telephone or by the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Annual Meeting in accordance with the directions given in the Proxy. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of each of the Proposals described below and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

         This Proxy Statement and the enclosed Proxy are being mailed to, the Company's shareholders on or about April 18, 2000.

         The Company is a bank holding company organized in February 1996, under the laws of the State of Florida. The Company's subsidiaries, TIB Bank of the Keys (the "Bank"), commenced its commercial banking operations in Islamorada, Florida in 1974, and TIB Software and Services, Inc. was formed in 1997.

RECORD DATE AND OUTSTANDING SHARES

         The Board of Directors has set March 31, 2000, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 4,394,137 shares of common stock of the Company issued and outstanding.

QUORUM AND VOTING RIGHTS

         A quorum for the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting, present in person or represented by Proxy.

         Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting. All matters to be voted on at the Annual Meeting require the affirmative vote of a majority of the shares of the common stock of the Company present in person or represented by Proxy.

SOLICITATION OF PROXIES

         In addition to this solicitation by mail, the officers and employees of the Company and the Bank, without additional compensation, may solicit Proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.


                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THEIR COMMITTEES

         The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three-year terms and, as a general rule, the shareholders of the Company elect one class annually. The Board of Directors of the Company presently consists of 10 members who also serve as directors of the Bank. The members of the Board of Directors of the Bank are elected annually by the Company, acting as the sole shareholder of the Bank.

         The Board of Directors has nominated three persons for election as directors of the Company to serve three-year terms which will expire at the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified. The terms of the other seven incumbent directors will continue as indicated below. All the nominees are presently directors of the Company.

         It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the Proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2003

         The following sets forth the name, age and principal occupation of the three nominees for election as directors to three-year terms.

Name                        Age      Principal Occupation

Gretchen K. Holland          57      GRETCHEN K. HOLLAND is the co-owner and
                                     President of Coral Reef Title Company. Ms.
                                     Holland was elected to the Board of
                                     Directors of the Bank in 1998.

Marvin F. Schindler          56      MARVIN F. SCHINDLER is the owner and
                                     operator of Florida Keys Truss, Inc. Mr.
                                     Schindler is retired from the U.S. Army.
                                     Mr. Schindler was elected to the Board of the Bank in 1997.

Millard J. Younkers, Jr.     56      MILLARD J. YOUNKERS, JR. is an Executive
                                     Vice President of the Bank. Mr. Younkers has been employed by the Bank since
                                     September of 1996. From 1993 until joining the Bank, he was an officer of Northern
                                     Trust Bank of Florida, Naples, Florida.
                                     Prior to 1993, Mr. Younkers served as
                                     Executive Vice President of the First
                                     National Bank of Toms River, N.J. Mr.
                                     Younkers was elected to the Board of the Bank in 1999.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2001

Name                        Age      Principal Occupation

B G Carter                   57      B G CARTER is the Managing Director of
                                     Independent Mortgage & Finance Company,
                                     which focuses on commercial mortgage
                                     brokerage. He is also the owner of
                                     Westwinds of Key West Corp., a twenty-two unit guest house in Key West. A resident of the Keys since 1975, Mr. Carter has served on the Bank's Board since 1988.

Armando J. Henriquez         65      ARMANDO J. HENRIQUEZ has served as Vice
                                     President of Client Relations of Fringe
                                     Benefits Management Company since
                                     September of 1993. Dr. Henriquez served as a consultant to the Florida Association of School Superintendents from January of
                                     1993 until joining Fringe Benefits
                                     Management Company. Dr. Henriquez served as Superintendent of Schools of Monroe
                                     County, Florida, from January, 1969 to
                                     December, 1992. Dr. Henriquez has served on the Bank's Board since 1993.

James R. Lawson, III        65       JAMES R. LAWSON is now retired. He was the
                                     owner of the Key Largo Shopper, a grocery store in Key Largo, prior to its sale in 1992. Mr. Lawson has served on the Bank's
                                     Board since 1979.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2002

Name                        Age      Principal Occupation

Edward V. Lett               54      EDWARD V. LETT has been the President and
                                     Chief Executive Officer of the Bank since
                                     January 6, 1996, and has served as a
                                     director since 1992. Prior to becoming
                                     President, Mr. Lett served as Executive
                                     Vice President and Chief Operating Officer of the Bank since joining the Bank in November, 1991. Prior to joining the Bank, Mr. Lett had served as Executive Vice President and Chief
                                     Operating Officer of American National
                                     Bank of Florida. Mr. Lett has been the
                                     President and Chief Executive Officer of the Company since its inception.

Scott A. Marr                45      SCOTT A. MARR has been the General Manager
                                     and a Partner of Marina-Del Mar Resorts, which consists of two hotels in Key Largo, Florida, for more than five years. Mr.
                                     Marr has served on the Bank's Board since
                                     1994.

Derek D. Martin-Vegue        53      DEREK D. MARTIN-VEGUE has been the
                                     President of Keys Insurance Agency of
                                     Monroe County, Inc. for more than five
                                     years. Mr. Martin-Vegue has served on the Bank's Board since 1995.

Joseph H. Roth, Jr.          53      JOSEPH H. ROTH, JR., C.H.A. is a partner
                                     in the Holiday Isle Resorts group of four hotels in the Upper Keys. He is a founding partner in Little Palm Island Resort. He is a partner in Ocean Key House Resort in Key West. He is a partner in the Hotel
                                     Grove Isle and Marine located in Coconut
                                     Grove, and Laplaya Beach Resort in Naples,
                                     Florida. Mr. Roth serves on the Board of Directors of Noble House Hotels and
                                     Resorts, Seattle, Washington, The Florida
                                     Hospitality Industry Association, and the
                                     South Florida Chapter of the American
                                     Cancer Society. Mr. Roth has served on the Bank's Board since 1983.

         With the exception of Mr. Schindler who was elected in February 1997, Ms. Holland who was elected in March 1998 and Mr. Younkers who was elected in September 1999 to fill vacancies on the Board of Directors, all of the Company's directors have served in such capacity since its inception in 1996.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held 11 meetings during the 1999 fiscal year. Each director of the Company attended at least 75% of the board meetings and committee meetings of which such director was a member. The Board of Directors of the Bank had 11 meetings during the 1999 fiscal year. Each director of the Bank attended at least 75% of the total number of board meetings of the Bank.

         The Bank's Board of Directors maintains Asset/Liability, Audit, Executive Loan, Investment, Compensation, Strategic Planning, Budget, Acquisition, Nominating and Scholarship Committees.

         The Bank's Asset/Liability Committee provides management with guidelines for the generation and deployment of funds that will assist in the attainment of the objective of maximizing net interest income within the constraints of optimum earning asset mix, capital adequacy and liability. The Asset/Liability Committee is currently composed of Messrs. Lawson, Marr, Martin-Vegue, Roth, and Younkers.

         The Bank's Audit Committee reviews the Bank's financial statements and internal accounting policies and controls; recommends independent accountants and reviews with them the scope of their engagement and all material matters relating to financial reporting and accounting procedures of the Bank; reviews loan portfolio audits, with particular attention given to classified loans, loans past due, non-performing loans and trends regarding the same; and reviews reports of examination by regulatory authorities. The Audit Committee is currently composed of Ms. Holland and Messrs. Carter, Lawson, Martin-Vegue, and Roth.

         The Bank's Board of Directors at its monthly meeting reviews lending policies and procedures and reports relating to the Bank's loan-portfolio, with particular attention given to such matters as categories of borrowers and concentrations in particular types of loans. The Bank's Executive Loan Committee considers loan requests in excess of $1 million and reviews reports relating to and considers all loans or extensions of credit proposed for any of the Bank's directors or executive officers. The Executive Loan Committee is currently composed of all directors on a rotating basis and several Bank senior loan officers.

         The Bank's Investment Committee reviews the Bank's investment policies, the composition of the Bank's investment portfolio, information relating to the investment activities and portfolio of the Bank and the consistency of the portfolio with the Bank's asset/liability and liquidity policies, with particular attention given to such matters as categories of investments and concentrations, and investment portfolio audit reports, and comments on current investments. The Investment Committee is currently composed of Messrs. Lawson, Marr, Martin-Vegue, Roth, and Younkers.

         The Compensation Committee reviews the performance of the Bank's President and Chief Executive Officer and his review of senior officers. The Compensation Committee makes recommendations to the Board of Directors on compensation levels for Bank officers. The Compensation Committee is currently composed of Messrs. Henriquez, Lawson, Lett, Marr, and Schindler.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following lists the executive officers of the Company and certain officers of the Bank, all positions held by them with the Company and the Bank and the periods during which such positions have been held, a brief account of their business experience during the past five years and certain other information including their ages. All officers of both the Company and the Bank are appointed annually at the meetings of the respective Boards of Directors following their election to serve until the annual meeting in the subsequent year and until successors are chosen. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

NAME                                 INFORMATION ABOUT EXECUTIVE OFFICERS

Edward V. Lett                       See the table above under "Directors."

David P. Johnson                     Mr. Johnson, age 44, is Senior Vice
                                     President and Chief Financial Officer of the Bank since July of 1999. From 1996 through July 1999, Mr. Johnson was Vice
                                     President, Controller and Investment
                                     Officer of the Bank. Prior to January
                                     1996, Mr. Johnson served as Assistant Vice
                                     President, Controller and Investment
                                     Officer of the Bank.

Millard J. Younkers, Jr.             See the table above under "Directors."


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following report reflects the Company's compensation policy as endorsed by the Board of Directors and the Compensation Committee. The Compensation Committee submits to the Board of Directors payment amounts and award levels for executive officers of the Company and the Bank.

COMPENSATION COMMITTEE REPORT

         During 1999, the Compensation Committee of the Board of Directors was composed of seven members, six of whom are not officers or employees of the Company or the Bank. The Board of Directors designates the members of this Committee, and its chairman is elected by the Committee members.

COMPENSATION POLICY

         The Company's compensation policy is designed to make changes in total compensation with changes in the value created for the Company's shareholders. The Compensation Committee believes that compensation of executive officers and others should be a result of the Company's operating performance and should be designed to aid the Company in attracting and retaining high-performing executives.

         The objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, and to provide compensation that recognizes individual contributions as well as overall business results. At the Company, executive officer compensation comprises three areas: base salary, cash based short-term annual incentives, and long-term stock incentives.

         In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance in the areas of customer service, morale, completed projects, team work and communication, and the relationship of total compensation to the salary market of similarly situated institutions. The decision to increase base pay is determined by the Compensation Committee using performance results measured annually. The Company's general approach to executive compensation is to provide market competitive base salary, and to reward performance through cash bonuses consistent with individual contributions to the Company's financial performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         During the first quarter of each year, the Compensation Committee reviews the compensation paid to the Chief Executive Officer of the Bank. Final approval of Chief Executive Officer compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on the Company's profitability, growth and loan quality. The Compensation Committee also considers the Chief Executive Officer's abilities in the areas of leadership and morale, community involvement and communication. Also, utilizing published surveys, databases and other means, the Compensation Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located from across the nation as well as locally.

         After reviewing the appropriate data, the annual salary for Edward V. Lett, President and Chief Executive Officer of the Company and the Bank, was increased by $15,000 to $175,000 for 2000. Based on specific accomplishments and the overall financial performance of the Company including the achievement of above targeted performance goals in 1999, Mr. Lett was awarded a cash bonus award of $97,520, of which $50,000 was bonus paid from the Company for completing the negotiations of a one time extraordinary profit associated with the creation and sale of an option to purchase a substantial interest in an insurance company.

                                    SUMMARY

         In summary, the Compensation Committee believes that the Company's compensation program is reasonable and competitive with compensation paid by other financial institutions similarly situated. The program is designed to reward strong performance.

                                          Scott A. Marr, Chairman
                                          Dr. Armando J. Henriquez
                                          James R. Lawson, III
                                          Edward V. Lett
                                          Marvin F. Schindler






             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                               PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in cumulative shareholder return on the Company's common stock (commencing June 18, 1997, which was the day the Company common stock started trading on the NASDAQ National Market) with the cumulative total return of the NASDAQ stock index and The Carson Medlin Company's Independent Bank Index since June 18, 1997 (assuming a $100 investment on June 18, 1997 and reinvestment of all dividends).













                           June 18, 1997       1997         1998         1999
                           -------------       ----         ----         ----
TIB FINANCIAL CORP              100             108           91           87
INDEPENDENT BANK INDEX          100             129          141          128
NASDAQ INDEX                    100             109          154          279


COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         Mr. Lett served as a member of the Compensation Committee in 1999. Mr. Lett is also the President and Chief Executive Officer of the Bank.

EXECUTIVE COMPENSATION

         The Company does not compensate any of its directors or executive officers separately from the compensation they receive from the Bank. The following sets forth certain information concerning compensation during the fiscal years 1999, 1998 and 1997 of the Bank's executive officers whose annual compensation was in excess of $100,000 during 1999 or who served as Chief Executive Officer of the Bank during 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                         Long Term
                                                                                        Compensation
                                                   Annual Compensation                     Awards
                                                                                        ------------       All Other
                                                                                        Other Annual      Securities
      Name and Principal         Fiscal                                 Compensation     Underlying      Compensation
           Position               Year      Salary ($)    Bonus ($)       ($) (1)        Options (#)        ($) (2)
           --------               ----      ----------    ---------       -------        -----------        -------

Edward V. Lett                    1999       $160,000      $ 97,520        $10,000             -0-          1,000
President and Chief Executive     1998        160,000        14,506         10,000             -0-          1,000
Officer                           1997        144,200        43,819         10,000          30,000          1,365
Millard J. Younkers, Jr.          1999       $120,000      $ 24,000        $ 2,500             -0-          1,000
Executive Vice President          1998        116,750        24,000            -0-             -0-          1,000
                                  1997        104,661        20,000          9,000          25,000            145


(1) Includes (i) quarterly retainer for attending Board of Directors meetings paid to Mr. Lett and Mr. Younkers, and (ii) amounts paid to Mr. Younkers as a housing allowance in 1997. Compensation does not include any other perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2) The reported amount consists of matching contributions to the Bank's Employee Stock Ownership Plan with 401(k) provisions.

         The following table sets forth information with respect to the above named executives concerning stock options exercised in the last fiscal year and the number and value of unexercised options held as of December 31, 1999.

                       AGGREGATE OPTION EXERCISES IN 1999
                      AND DECEMBER 31, 1999 OPTION VALUES


                                                                       Number of Securities                     Value of
                                                                      Underlying Unexercised            Unexercised In-the-Money
                                                                         Options at 12/31/99             Options at 12/31/99 (1)
                                                                      ----------------------          ----------------------------
                                  Shares
                                 Acquired            Value
    Name                       on Exercise       Realized (1)       Exercisable    Unexercisable     Exercisable    Unexercisable
    ----                       -----------       ------------       -----------    -------------     -----------    -------------
Edward V. Lett                      -0-              -0-               41,100          72,900          $152,399        $202,699
Millard J. Younkers, Jr.            -0-              -0-                9,500          30,500          $  5,063        $ 11,813



(1) Market value of underlying shares at exercise or year-end, minus the exercise price.

EMPLOYMENT AGREEMENTS

         The Bank and Edward V. Lett, the President and Chief Executive Officer of the Company and the Bank, are parties to an "Executive Employment Agreement" (the "Agreement"). Under the Agreement, Mr. Lett receives a base annual salary of $175,000 per year. The Bank may increase Mr. Lett's salary annually based on Mr. Lett's performance. The Agreement provides that Mr. Lett will be employed by the Bank on an "at-will" basis, unless and until there is a change of ownership control of the Bank. The Agreement provides that in the event there is a change of ownership control of the Bank, Mr. Lett will no longer be an at-will employee and the Agreement will become an employment agreement for a term of 24 months on the effective date of the change in ownership control. Under the Agreement, change of ownership control means the acquisition by a person or other legal entity (or person acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934) of 51 % or more of the voting securities of the Bank or any lesser percentage if the Board of Directors of the Bank, the Federal Deposit Insurance Corporation or the Federal Reserve System makes a determination that such acquisition constitutes or will constitute control of the Bank. Mr. Lett's salary cannot be reduced for any reason during this 24 month term, unless the Agreement is terminated due to death or incapacity of Mr. Lett or for "cause". The Agreement further provides that Mr. Lett will be entitled to a credit for all years of service with the Bank (i.e., all years prior to the change in ownership control, plus the greater of 24 months or the actual period of employment after the change in ownership control) in determining eligibility for and benefits from any and all retirement, disability, profit-sharing and other employee benefit programs offered by the Bank. Another employee of the Bank, Millard J. Younkers, Jr. is a party to an employment agreement with the Bank. The terms, conditions and benefits under this agreement is the same as described above except that Mr. Younkers' base salary per year is $120,000.

COMPENSATION TO DIRECTORS

         All of the members of the Board of Directors of the Bank who are not Bank employees receive a quarterly retainer of $2,500 and $600 for attending each of 11 regular board meetings, for a total of up to $16,600 annually. Directors who are executive officers of the Bank receive the quarterly retainer only. No additional fees are currently paid for services as directors of the Company.

         Each non-executive officer member of the Board of Directors has also received a grant of an option to purchase 30,000 shares of the Company's common stock at an exercise price of $5.4917 per share, except for a more recent grant to Mr. Martin-Vegue of an option to purchase up to 30,000 shares of the Company's common stock at an exercise price of $6.2333 per share, a grant to Mr. Schindler of an option to purchase up to 5,000 shares of the Company's common stock at an exercise price of $9.00 per share, and a grant to Ms. Holland of an option to purchase up to 5,000 shares of the Company's common stock at an exercise price of $14.00 per share. Board meetings of the Company, when called, are held in conjunction with Board meetings of the Bank. No additional compensation is paid to the directors of the Company.

                             PRINCIPAL SHAREHOLDERS

         The following tables set forth certain information regarding the shares of the common stock of the Company owned as of the record date (i) by each person who beneficially owns more than 5% of the shares of the common stock of the Company, (ii) by each of the Company's directors, and (iii) by all directors and executive officers as a group.


                                                          BENEFICIAL OWNERSHIP (1)
NAME                                            NUMBER OF SHARES        PERCENTAGE OWNERSHIP (2)
--------------                                  ----------------        ------------------------
5% Shareholders
---------------
W. Kenneth Meeks (4)                                 909,685                     19.5%
James R. Lawson (3)(9)                               230,804                      5.0%
Joseph H. Roth, Jr. (3)(5)                           362,559                      7.8%

Directors
---------
BG Carter (3)(6)                                     150,178                      3.2%
Dr. Armando J. Henriquez (7)                          41,506                       * %
Gretchen K. Holland (8)                                9,474                       * %
James R. Lawson (3)(9)                               230,804                      5.0%
Edward V. Lett (3)(10)                               189,123                      4.1%
Scott A. Marr (11)                                    33,542                       * %
Derek D. Martin-Vegue (12)                            37,071                       * %
Joseph H. Roth, Jr. (3)(5)                           362,559                      7.8%
Marvin F. Schindler (13)                              10,000                       * %
Millard J. Younkers, Jr. (14)                         10,500                       * %
All directors and executive officers
as a group (11 persons)                              675,234                     14.5%



*    Percent share ownership is less than 1% of total shares outstanding.

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

     Information relating to beneficial ownership of the shares is based upon "beneficial ownership" concepts set forth in the rules promulgated under the Securities and Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" with respect to such security. A person may be deemed to be the "beneficial owner" of a security if that person also has the right to acquire beneficial ownership of such security within 60 days. Under the "beneficial ownership" rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2) Based on 4,394,137 shares outstanding as of March 31, 2000 plus 260,360 shares not outstanding but which are subject to granted but unexercised options providing the holders thereof the right to acquire shares within 60 days through the exercise of said options.

(3) Includes 136,748 shares of common stock of the Company over which Messrs. Lawson, Carter, Lett and Roth exercise voting rights as co-trustees under the Bank's Employee Stock Ownership Plan with 401(k) provisions.

(4)  Includes 74,934 shares held of record by Mr. Meeks' spouse.

(5)  Includes 919 shares held of record by Mr. Roth's spouse.

(6) Includes 13,430 shares held by Independent Mortgage and Finance Co., of which Mr. Carter is the Managing Director.

(7) Includes (a) 14,106 shares as to which Mr. Henriquez shares beneficial ownership with his spouse, and (b) 18,900 shares representing unexercised options.

(8)  Includes 5,000 shares representing unexercised options.

(9) Includes (a) 51,114 shares held of record by Mr. Lawson's spouse, and (b) 18,000 shares representing unexercised options.

(10) Includes (a) 75 shares held jointly with Sally D. Howard, and (b) 42,300 shares representing unexercised options.

(11) Includes (a) 1,800 shares held of record by Mr. Marr's spouse, and (b) 18,225 shares representing unexercised options.

(12) Includes 30,000 shares representing unexercised options.

(13) Includes 5,000 shares representing unexercised options.

(14) Includes 9,500 shares representing unexercised options.


                          FILINGS UNDER SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of forms furnished to the Company or written representations that no other reports were required, the Company believes that during the year ended December 31, 1999, all Section 16(a) filings applicable to its officers. directors and persons who own more than 10% of the common stock of the Company were complied with in a timely fashion.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the executive officers and directors of the Company and the Bank and principal shareholders of the Company and affiliates of such persons have, from time to time, engaged in banking transactions with the Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. As of March 1, 2000, indebtedness to the Bank of executive officers and directors of the Company and the Bank and principal shareholders of the Company, including affiliates of such persons, amounted to $12,836,555 in the aggregate.


                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                  (PROPOSAL 2)

         The Board of Directors has appointed BDO Seidman, LLP as its independent certified public accountants for the fiscal year ending December 31, 2000, subject to ratification by the Company's shareholders. A representative of the accounting firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                             SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the Company's Proxy material for the 2001 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 1, 2000.


                                 OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.



                                 ANNUAL REPORT

         COPIES OF THE 1999 ANNUAL REPORT AND FORM 10-K OF TIB FINANCIAL CORP. ARE BEING MAILED TO ALL SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE YEAR ENDED DECEMBER 31, 1999 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO MS. CONSTANCE MILLER, SECRETARY, TIB FINANCIAL CORP., P.O. BOX 2808, KEY LARGO, FLORIDA 33037-7808.

                                   PROXY CARD

REVOCABLE PROXY

                              TIB FINANCIAL CORP.


         PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2000.

         The undersigned hereby appoints Armando J. Henriquez and Derek D. Martin-Vegue or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of TIB Financial Corp. (the "Holding Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Cheeca Lodge, MM 82, Islamorada, Florida, on Tuesday, May 23, 2000, at 3:00 p.m., and at any adjournment thereof.

         SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE THREE DIRECTORS LISTED BELOW AND FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1.     ELECTION OF DIRECTORS

       FOR          AGAINST                 ABSTAIN

       [ ]          [ ]                     [ ]    Gretchen K. Holland

       [ ]          [ ]                     [ ]    Marvin F. Schindler

       [ ]          [ ]                     [ ]    Millard J. Younkers, Jr.

2.     RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

       FOR          AGAINST                 ABSTAIN

       [ ]          [ ]                     [ ]

                                     PLEASE MARK, SIGN BELOW, DATE AND RETURN
                                     THIS PROXY PROMPTLY IN THE ENVELOPE
                                     FURNISHED.

                                     Please sign exactly as name appears on
                                     your stock certificate. When shares are
                                     held by joint tenants, both should sign.
                                     When signing as attorney, as executor,
                                     administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     SHARES
                                           ----------------------------

                                     DATED: ____________, 2000


                                     -----------------------------------
                                     Signature

                                     -----------------------------------
                                     Signature if held jointly

                                     -----------------------------------
                                     Please print or type your name



[ ] Please mark here if you intend to attend the 2000 Annual Meeting of Shareholders.